Exhibit 99.1

EnerSys to Purchase Oerlikon Battery Business

Reading, PA, USA, October 30, 2009 - EnerSys (NYSE: ENS) the world’s largest manufacturer, marketer and distributor of industrial batteries announced today that it has signed a definitive agreement to acquire the industrial battery businesses of the Swiss company Accu Holding AG (SIX:ACUN). The transaction is subject to approval by the general assembly of Accu Holding. An extraordinary meeting of the general assembly is scheduled for November 24, 2009 after which the transaction is scheduled to close.

Enersys will acquire the stock of OEB Traction Batteries Inc. and the operating assets and liabilities of Oerlikon Stationary Batteries Inc., along with its Swedish sales subsidiary. The companies, which operate under the name Oerlikon Battery, have combined revenues in excess of $50 million per year.

All employees of these entities as well as some Accu Holding employees will be transferred to EnerSys. EnerSys is considering strategic options for Oerlikon Battery’s factories in Switzerland, subject to appropriate consultation with officials and employees concerned, to transfer Oerlikon Battery’s high quality designs to other EnerSys European factories. Concurrent with this acquisition, in order to continue to better serve their customers needs, EnerSys is planning the establishment of a European Product Development and Application center in the Greater Basel area in Switzerland serving both Oerlikon Battery and EnerSys customers.

“Oerlikon Battery has a very good reputation with a respected range of well designed products being furnished into high integrity applications in telecom, utilities, rail, and material handling as well as other sectors,” said Raymond Kubis, president, EnerSys Europe. “We look forward to working with the customers of Oerlikon Battery and our new colleagues from Oerlikon Battery. We believe we can offer expanded opportunities to Oerlikon Battery customers with our global presence.”

“As we have noted previously, with our strong financial position we view the difficult economic environment as an opportunity for us to acquire good companies, with quality products and experienced people to help us extend our market leadership in industrial energy storage,” commented John D. Craig, chairman, president and chief executive officer of EnerSys.

EDITOR’S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric fork trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunications and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The Company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

For more information, contact Richard Zuidema, executive vice president, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond EnerSys’ control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2009. No undue reliance should be placed on any forward-looking statements.